EXHIBIT 10.2

SECURITY AGREEMENT

Dated as of April 25, 2006

HOOPER HOLMES, INC.

HOOPER INFORMATION SERVICES, INC.

HOOPER DISTRIBUTION SERVICES, LLC

HERITAGE LABS INTERNATIONAL LLC

HOOPER EVALUATIONS, INC. (d/b/a D&D Associates,

Allegiance Health, Michigan Evaluation Group and Medimax)

MID-AMERICA AGENCY SERVICES, INC.

TEG ENTERPRISES, INC.

c/o HOOPER HOLMES, INC.

170 Mount Airy Road

Basking Ridge, New Jersey 07920

(Individually and collectively “Debtor”)

WACHOVIA BANK, NATIONAL ASSOCIATION

190 River Road

Summit, New Jersey 07901

(Hereinafter referred to as “Agent”)

PRELIMINARY STATEMENT

Hooper Holmes, Inc. (also referenced to herein as “Borrower”) is the Borrower under a certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 29, 1999 (said agreement, as amended by a certain Amendatory Letter Agreement dated as of July 10, 2000, as further amendment by a certain Amendment thereto dated as of May 15, 2001, as further amended by an Amendatory Letter dated October 16, 2002, as further amended by a certain Amendment thereto dated as October 30, 2003, as further modified by a certain Notice of Default, Reservation of Rights, Amendatory Letter and Security Agreement dated April 6, 2006 (the “April 2006 Letter Agreement”), as further amended pursuant to a certain Amendment thereto dated as of even date herewith and as further amended and modified from time to time, the “Credit Agreement”) in which Wachovia Bank, National Association is the Administrative Agent (also referred to herein as “Agent”) and a Lender and Bank of America, N.A. is the Documentation Agent and a Lender (Wachovia Bank, National Association and Bank of America, N.A. are also referred to herein collectively as “Lender”). Each other Debtor is a subsidiary of Borrower and a guarantor of the obligations of Borrower under the Credit Agreement. Pursuant to the April 2006 Letter Agreement, Borrower has agreed to (and agreed to cause each of the other Debtors to) execute and deliver a security agreement to reflect the granting of a continuing security interest and general lien in the “Collateral” therein described in favor of the Agent for the ratable benefit of Lender. Accordingly, each Debtor intends to execute and deliver this Agreement for that purpose.

NOW, THEREFORE: In consideration of the promises and to induce Lender to make the credit facility contemplated under the Credit Agreement available to Borrower, each Debtor agrees:

For value received and to secure payment and performance of any and all obligations of Debtor to Agent and Lender however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time), future advances, and all costs and expenses incurred by Agent or Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest, in each case to the extent any such obligation is an “Obligations” (as defined in the Credit Agreement) or otherwise arises under or in connection with the obligations of Borrower under the Credit Agreement or any other Credit Document (collectively, “Obligations”), Debtor hereby grants to Agent, for the ratable benefit of Lender, a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, “Collateral”):

All of the personal property owned by Debtor of every kind and nature including, without limitation, all Collateral described on SCHEDULE “A” attached hereto and made a part hereof, wherever located.

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral or Debtor will purchase and acquire rights in the Collateral within ten days of the date advances are made under the Credit Documents. If Collateral is being acquired with the proceeds of an advance under the Credit Documents, Debtor authorizes Agent to disburse proceeds directly to the seller of the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Agent, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Agent.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Debtor appearing at the beginning of this Agreement are Debtor’s exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Agent. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Agent. Debtor is organized under the laws of the State of New York and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Agent.

TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Agent or Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Agent or Lender (as the case may be), on demand, for any such payment made by Agent or Lender (as the case may be). Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor agrees not to assert against Agent or Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Agent or any Lender for all or any part of the Obligations. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of remedies against any Collateral. All rights of Agent and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Credit Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Credit Documents or any other amendment or waiver of or any consent to any departure from any Credit Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Agent; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL. Debtor will notify Agent in writing at least 30 days prior to any change in: (i) Debtor’s chief place of business and/or residence; (ii) Debtor’s name or identity; (iii) Debtor’s corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Agent of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Agent until such time as Agent provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Agent’s liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Debtor shall immediately notify Agent of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force property insurance on the Collateral with a Lender’s Loss Payable Endorsement in favor of Agent and commercial general liability insurance naming Agent as Additional Insured and such other insurance as Agent may require from time to time. Such insurance is to be in form and amounts satisfactory to Agent and issued by reputable insurance carriers satisfactory to Agent with a Best Insurance Report Key Rating of at least “A-”. All such policies shall provide to Agent a minimum of 30 days written notice of cancellation. Debtor shall furnish to Agent such policies, or other evidence of such policies satisfactory to Agent. If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence, Agent is authorized, but not obligated, to purchase any or all insurance or “Single Interest Insurance” protecting such interest as Agent deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor’s expense. In such event, Debtor agrees to reimburse Agent for the cost of such insurance and Agent may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Agent the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Agent. Debtor hereby appoints Agent its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Agent without Agent’s prior written consent.

FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Agent) covering any Collateral is on file in any public filing office. Debtor authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to Agent, and without Debtor’s signature where authorized by law, agrees to deliver certificates of title on which Agent’s lien has been indicated covering any Collateral subject to a certificate of title statute, and will pay all costs and expenses of filing or applying for the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Agent to be desirable. Debtor hereby constitutes and appoints Agent the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to complete, execute, and deliver any Control Agreement(s) by Agent, Debtor and Third Party(ies) that may be or become required in connection herewith (individually and collectively the “Control Agreement”), and any instructions to Third Party(ies) regarding, among other things, control and disposition of any Collateral which is the subject of such Control Agreement(s). The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Agent, Lender nor anyone acting on behalf of Agent or Lender shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Agent as attorney-in-fact. Debtor agrees to take such other actions, at Debtor’s expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Agent’s intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Agent to be properly protected, including perfection by notation thereon or delivery thereof to Agent.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Agent by which such mortgagee or landlord subordinates its rights, if any, in the Collateral.

CONTROL. Debtor will cooperate with Agent in obtaining control with respect to Collateral consisting of electronic chattel paper. Debtor authorizes and directs Third Party to comply with the terms of this Security Agreement, to enter into a Control Agreement, to mark its records to show the security interest of and/or the transfer to Agent of the property pledged hereunder.

CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES. Debtor warrants that Collateral consisting of Chattel Paper, Accounts, or General Intangibles is (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Agent in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Debtor has notified Agent in writing. Debtor shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Agent. Debtor will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Agent indicating that Agent has a security interest in the chattel paper. Debtor will not create any electronic chattel paper without taking all steps deemed necessary by Agent to confer control of the electronic chattel paper upon Agent in accordance with the Code.

ACCOUNT INFORMATION. From time to time, at Agent’s request, Debtor shall provide Agent with schedules describing all accounts, including customers’ addresses, created or acquired by Debtor and at Agent’s request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Agent. Together with each schedule, Debtor shall, if requested by Agent, furnish Agent with copies of Debtor’s sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants the genuineness thereof.

ACCOUNT DEBTORS. If a Default should occur. Agent shall have the right to notify the Account Debtors obligated on any or all of the Collateral to make payment thereof directly to Agent and Agent may take control of all proceeds of any such Collateral, which rights Agent may exercise at any time. The cost of such collection and enforcement, including attorneys’ fees and expenses, shall be borne solely by Debtor whether the same is incurred by Agent, Lender or Debtor, if a Default should occur or upon demand of Agent. Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Agent, over which Agent also has the power of withdrawal.

If a Default should occur, no discount, credit, or allowance shall be granted by Debtor to any Account Debtor and no return of merchandise shall be accepted by Debtor without Agent’s consent. Agent may, after Default, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Agent considers advisable, and in such cases Agent will credit the Obligations with the net amounts received by Agent, after deducting all of the expenses incurred by Agent or Lender. Debtor agrees to indemnify and defend Agent and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Agent in writing and execute all documents and take all actions deemed necessary by Agent to ensure recognition by such governmental unit or organization of the rights of Agent in the Collateral.

INVENTORY. So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor’s Inventory. If a Default should occur or upon demand of Agent, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Agent, over which Agent also has the power of withdrawal. Debtor agrees to notify Agent immediately in the event that any inventory purchased by or delivered to Debtor is evidenced by a bill of lading, dock warrant, dock receipt, warehouse receipt or other document of title and to deliver such document to Agent upon request.

INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is, or is evidenced by, instruments, Chattel Paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Agent, unless Agent shall hereafter otherwise direct or consent in writing. Agent may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Agent shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Agent shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral. The powers conferred on Agent hereunder are solely to protect its and each Lender’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, in its capacity as Agent hereunder and under the Credit Agreement, and the accounting for moneys actually received by it in such capacity, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

TRANSFER OF COLLATERAL. Agent and Lender may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Agent or Lender (as the case may be) with respect to the property so transferred and delivered, and Agent and/or Lender (as the case may be) shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Agent and Lender shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Agent, or any of its agents, shall have the right, at intervals to be determined by Agent and without hindrance or delay, at Debtor’s expense, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor’s business or any other transaction between the parties hereto. Debtor will at its expense furnish Agent copies thereof upon request. For the further security of Agent, it is agreed that Agent has and is hereby granted a security interest in all books and records of Debtor pertaining to the Collateral.

COMPLIANCE WITH LAW. Debtor will comply with all federal, state and local laws and regulations, applicable to it, including without limitation, environmental and labor laws and regulations, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

REGULATION U. None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a “Purpose Credit” within the meaning of Regulation U.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of the reasonable expenses of Agent and counsel to Agent incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default (“Default”) under this Security Agreement shall exist: Credit Document Default. An “Event of Default” under the Credit Agreement. Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Agent. Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days. Third Party Breach. Any default or breach by a Third Party of any provision contained in any Control Agreement executed in connection with any of the Collateral. Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement or any Control Agreement without the prior written consent of Agent.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs Agent shall have all the rights and remedies of a secured party under the Code. Without limitation thereto, Agent shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor’s premises; (ii) to require Debtor to assemble the Collateral and make it available to Agent at a place to be designated by Agent; (iii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Agent or Lender or affiliates of Agent or Lender, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Agent, at either private or public sale (at which public sale Agent may be the purchaser) with or without having the Collateral physically present at said sale.

Any notice of sale, disposition or other action by Agent required by law and sent to Debtor at Debtor’s address shown above, or at such other address of Debtor as may from time to time be shown on the records of Agent, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor’s address as provided in the Credit Agreement. Agent shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Agent with respect to any of the Collateral, to Obligations in such order and manner as Agent may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Agent in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Agent sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Credit Documents.

INDEMNIFICATION. Debtor shall protect, indemnify and save harmless Agent and Lender from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted against Agent or Lender on account of (i) the Credit Documents or any failure or alleged failure of Debtor to comply with any of the terms or representations of this Agreement; (ii) any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Debtor to comply with any law, rule or regulation applicable to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Agent or Lender relating in any way to or any matter contemplated by the Credit Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Agent or Lender in excess of any net proceeds received by it from any insurance of Debtor (other than self-insurance) with respect to such Damages. Nothing contained herein shall require Debtor to indemnify Agent and Lender for any Damages resulting from Agent and Lender’s gross negligence or willful misconduct of Agent or Lender. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Agent and Lender. In the event Agent or Lender incurs any Damages arising out of or in any way relating to the transaction contemplated by the Credit Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and each Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Agent and Lender hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Agent or Lender, their successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of each Lender, and any attempt by Debtor to assign without prior written consent of each Lender is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the State of New Jersey (the “Jurisdiction”) without regard to that Jurisdiction’s conflict of laws principles, except to the extent that the Code requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of the Credit Agreement, the terms of this Credit Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor, Agent or Lender shall be sufficiently given, if given in the manner set forth in the Credit Agreement. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and Agent by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement. FINAL AGREEMENT. This Agreement and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

DEFINITIONS. Credit Documents. The term “Credit Documents” refers to all documents, including this Agreement, the Credit Agreement, and each Credit Document referred to in the Credit Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time). Third Party. The term “Third Party” means any Broker, Collateral Agent, Securities Intermediary and/or bank which from time to time maintains a securities, account, and is acting in such capacity, for Debtor or maintains a deposit account for Debtor with respect to any part of the Collateral. Code. “Code” means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. Terms defined in the Code. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the Code. SCHEDULE A. with respect to the Collateral, capitalized terms used herein without definition shall have the meaning assigned to such term on SCHEDULE A attached hereto and made a part hereof.

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IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed.

HOOPER HOLMES, INC. Taxpayer Identification Number: 22-1659359

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

HOOPER INFORMATION SERVICES, INC. Taxpayer Identification Number: 22-2934927

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

HOOPER EVALUATIONS INC. (d/b/a D&D Associates, Allegiance Health, Michigan Evaluation Group and Medimax) Taxpayer Identification Number: 11-2939060

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

HOOPER DISTRIBUTION SERVICES, LLC Taxpayer Identification Number: 55-0796838

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

HERITAGE LABS INTERNATIONAL LLC Taxpayer Identification Number: 48-1208378

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

MID-AMERICA AGENCY SERVICES, INC. Taxpayer Identification Number: 47-0720501

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

TEG ENTERPRISES, INC. Taxpayer Identification Number: 47-0786199

By:	/s/ Joseph A. Marone
Name:	Joseph A. Marone
Title:	VP & Acting CFO

SCHEDULE “A”

COLLATERAL DEFINITIONS

As used in this Security Agreement, the following terms shall have the meanings ascribed to such terms below:

“Account” has the meaning set forth in the Code, together with any guaranties, letters of credit, Letter-of-Credit Rights, and other security therefore, including Supporting Obligations.

“Account Debtor” means a Person who is obligated under any Account, Chattel Paper, General Intangible or Instrument.

“Chattel Paper” has the meaning set forth in the Code, including Electronic Chattel Paper and Tangible Chattel Paper, together with any guaranties, letters of credit, Letter-of-Credit Rights, and other security therefore, including Supporting Obligations.

“Code” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the Jurisdiction or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used herein and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined herein or in any other Credit Document has the meaning given to the term in the Code.

“Collateral” means all property and assets of the Borrower or any of its Subsidiaries, wherever located and whether now owned by the Borrower or any of its Subsidiaries or hereafter acquired, including but not limited to: (a) all Inventory; (b) all General Intangibles; (c) all Accounts; (d) all Chattel Paper; (e) all instruments and Documents and any other instrument or intangible representing payment for goods or services; (f) all Equipment; (g) all Investment Property; (h) all Commercial Tort Claims; (i) all Letter-of-Credit Rights: (j) all Deposit Accounts and funds on deposit therein, or funds otherwise on deposit with or under the control of the Agent or any Lender or their respective agents or correspondents; and (k) all parts, replacements, substitutions, profits, products, Accessions and cash and non-cash Proceeds and Supporting Obligations of any of the foregoing (including, but not limited to, insurance proceeds) in any form and wherever located.

“Electronic Chattel Paper” has the meaning set forth in the Code.

“Equipment” has the meaning set forth in the Code.

“General Intangibles” has the meaning set forth in the Code and includes, without limitation, general intangibles of the Borrower or any of its Subsidiaries, whether now owned or hereafter created or acquired by the Borrower or any of its Subsidiaries, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to the Borrower or any of its Subsidiaries to secure payment of any of any of Accounts of the Borrower or any of its Subsidiaries by an Account Debtor, all rights to indemnification and all other intangible property of Borrower of every kind and nature (other than Accounts) of the Borrower or any of its Subsidiaries.

“Instrument” has the meaning set forth in the Code.

“Inventory” has the meaning set forth in the Code.

“Investment Property” has the meaning set forth in the Code.

“Item” means any “item” as defined in Section 4-104 of the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

“Jurisdiction” means the State of New Jersey.

“Letter-of-Credit Right” has the meaning set forth in the Code.

“Proceeds” has the meaning set forth in the Code.

“Supporting Obligation” has the meaning set forth in the Code.

ANNEX 1

EXISTING INVESTMENTS

AS OF MARCH 31, 2006

Amount
Wells Fargo National/Tax Free Money Market	$81,008
A.G. Edwards Municipal Money Market	543
A.G. Edwards Bank CD’s	287,127
Evergreen Select Money Market Fund	478,662
Miscellaneous Equities	2,104

TOTAL:	$849,444